EXHIBIT 10.48

[Form of Retention Agreement]

RETENTION AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of _________, 2006 by and between First Albany Capital Inc. (“First Albany”) and _____________ (“Employee”).

WHEREAS, Employee is employed by First Albany; and

WHEREAS, the parties wish to set forth the terms under which Employee will be eligible to receive a retention bonus (the “Retention Bonus”) from First Albany.

NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, Employee and First Albany agree as follows:

1.

Amount of Retention Bonus.  Subject to the terms herein, Employee will be eligible to receive a Retention Bonus of $________.

2.

Schedule of payment.  Subject to the conditions contained in this Agreement, First Albany agrees to pay Employee the Retention Bonus on July 14, 2006 (the “Payment Date”).

3.

Condition to payment of Retention Bonus.  Employee agrees and acknowledges that the Retention Bonus shall be payable to Employee subject to and conditional upon Employee’s remaining continuously employed by First Albany and/or its affiliates up to and including the Payment Date.    Accordingly, Employee expressly agrees and acknowledges that the Retention Bonus shall not be payable (nor shall any partial or prorated Retention Bonus be payable) to Employee if Employee’s employment with First Albany and/or one of its affiliates terminates for any reason prior to the Payment Date; provided however that, if Employee’s employment is terminated by First Albany without cause prior to the Payment Date, First Albany agrees to pay Employee the Retention Bonus as soon as practicable following such termination, subject to Employee’s execution and the effectiveness of First Albany’s customary separation agreement, in form and substance mutually acceptable to the parties and their respective counsel.

4.

 Confidentiality.  This Agreement and all the terms and conditions contained herein is confidential and Employee agrees not to discuss, disclose or show this Agreement or its terms and conditions to any third party, except Employee’s immediate family and Employee’s financial and legal advisors.

5.

No contract of employment.

Employee understands and agrees that nothing contained herein shall be deemed to create an employment contract or a promise of continued employment.  Accordingly, Employee’s employment shall continue to be “at will”, meaning that either Employee or First Albany will be entitled to terminate Employee’s employment at any time and for any reason.

6.

Miscellaneous.

a.

Any amounts payable hereunder shall be compensation, subject to standard payroll withholdings.

b.

This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings whether written or oral, between the parties relating to such subject matter.  This Agreement may only be modified or amended by a writing signed by both First Albany and the Employee.

c.

If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

d.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of laws.  Any controversy or dispute regarding the interpretation, construction or enforcement of this letter agreement shall be subject to and resolved by arbitration in New York, New York through the facilities and in accordance with the rules of NASD Dispute Resolution, Inc. (the “NASD”) or the New York Stock Exchange, Inc. (the “NYSE”), and the parties agree to submit to the jurisdiction of the NASD or NYSE with respect to any such controversy or dispute.  Judgment upon any such award or decision of the arbitrators may be entered in any court of competent jurisdiction.  Employee further agrees that New York is the appropriate venue for any such dispute inasmuch as First Albany’s headquarters are located in New York and First Albany has a substantial interest in having all of its agreements with employees coherently and foreseeably construed according to a uniform law.

e.

This Agreement shall be assignable by First Albany and shall inure to the benefit of, be binding upon and be enforceable by First Albany and its successors and assigns.  Employee shall not assign any part of this Agreement.

f.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

g.

The title and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

h.

Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, First Albany has caused this agreement to be executed by its duly authorized officer and the Employee has executed this agreement all as of the date set forth above.

FIRST ALBANY CAPITAL INC.

By:

_________________________

EMPLOYEE

__________________________